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                                                                  Exhibit 10.6

                              RESTATED AND AMENDED
                              EMPLOYMENT AGREEMENT


         THIS RESTATED AND AMENDED EMPLOYMENT AGREEMENT (the "Agreement") dated as of October 1, 1997 (the "Effective Date"), by and between GRANT GEOPHYSICAL, INC., a Delaware corporation ("Company"), and LARRY E. LENIG, JR., a resident of Houston, Texas ("Lenig").

WITNESSETH:

         WHEREAS, Lenig and Grant Geophysical, Inc. as debtor-in-possession (the "Employer") entered into that certain Employment Agreement as of January 28, 1997 (the "Prior Agreement"); and

         WHEREAS, the Company will, pursuant to a plan of reorganization (the "Plan") for the Employer, purchase substantially all of the assets of and assume certain liabilities of the Employer; and

         WHEREAS, upon the consummation of its purchase of the Employer's assets, the Company desires to retain the services of Lenig as an employee for a period of time, and the parties desire to formalize such employment relationship and the obligations of the parties upon the termination of such employment; and

         WHEREAS, the parties wish to evidence the retention of Lenig by the Company pursuant to a Restated and Amended Employment Agreement in the form hereof.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. EMPLOYMENT. The Company hereby employs Lenig, and Lenig hereby accepts employment by the Company, upon the terms and conditions set forth in the Agreement.

2. TERM. (a) Subject to the termination provisions of Section 6 and the extension provisions of Section 2(b), the term of Lenig's employment under this Agreement will be the period commencing on the Effective Date and ending on December 31, 2000.

         (b) EXTENSION TERMS. For each year in which the Company's financial results entitle Lenig to a bonus pursuant to Section 4(b) of this Agreement, the term of this Agreement shall be extended for one additional year unless Lenig notifies the Company that the term shall not be extended.

3. DUTIES OF LENIG. During the term hereof, Lenig shall perform the duties of the president and chief executive officer of the Company, and such other executive duties with the Company as may be assigned to him by the board of directors or the Chairman of the Board of the Company and as




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are not inconsistent with the provisions hereof, and if elected, shall, without additional compensation except as set forth herein, serve as a director of the Company (or on any of its committees) or as an officer or director of any of its subsidiaries. Lenig agrees, during the term hereof, to devote his best efforts and skills to the business and interests of the Company, and will use his good faith efforts to further enhance and develop the best interests and welfare of the Company.

4. COMPENSATION AND BENEFITS. For and in consideration of the performance by Lenig of the services, terms, conditions, covenants and promises herein recited, the Company agrees and promises to pay to Lenig at the times and in the manner herein stated, the following:

         (a) SALARY. As part of the consideration for the services to be performed by Lenig hereunder during the employment period, Lenig shall receive, as gross salary before any withholding of whatever sort, the amount of $180,000 per year, such amount to be payable in the manner and on the timetable in which the Company's payroll is customarily handled. The compensation payable pursuant to this subparagraph is referred to herein as "base salary".

         (b) BONUS. Each year (beginning with January 1, 1998) during the term hereof, Lenig shall be entitled to receive a cash bonus (the "Bonus") if the Company's income before provision for income tax (based on audited financial statements of the Company) meets or exceeds the "target level" for such year. The target level for such year shall be set by the Board of Directors not later than December 15 of the immediately preceding year, taking into account the Company's markets, demand for the services offered by the Company and such other factors as may be reasonable in the circumstances. The target level shall be promptly communicated in writing to Lenig. The Bonus shall be calculated as a percentage of Lenig's base salary as follows:

                   % of Target                         Bonus as a %
                   Level Achieved                      of Base Salary
                   --------------                      --------------
                          90%                                40%
                         100%                                50%
                         125%                               100%

         The Bonus in respect of any year, if earned, shall be paid immediately following completion of the Company's audit for such year and shall, if earned, be payable notwithstanding the termination of Lenig's employment.

         (c) For purposes of this Agreement, "cause" means that Lenig shall have
(1) committed an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company, (2) intentionally or wrongfully damaged property of the company, (3) intentionally or wrongfully disclosed secret processes or confidential information of the Company, (4) intentionally violated the provisions of Section 8(b), or (5) willfully failed or refused to follow the lawful and proper directives of the board of directors of the Company, consistent with Lenig's position and within his power to do so, after receipt by Lenig of a resolution duly adopted by the board and specifying in reasonable detail the alleged failure or refusal and after a reasonable opportunity for Lenig to cure the alleged failure or refusal. For purposes of this



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Agreement, an act or omission on the part of Lenig shall not be deemed
"intentional," if it was due to an error in judgment or negligence, but shall be deemed "intentional" if done by Lenig not in good faith and without reasonable belief that the act or omission was in the best interests of the Company.

         (d) BENEFITS. In addition to the above compensation, the Company shall provide Lenig with the following benefits:

                  (i) participation, for Lenig and his dependents, in any present or future disability, health, dental or other insurance or welfare benefit plan generally available to all employees of the Company;

                  (ii) participation in any pension plan, deferred compensation plan or any other employee benefit plan which the board of directors elects to make available generally to employees of the Company during the employment period;

                  (iii) reasonable periods of vacation with pay, aggregating four weeks during each fiscal year of the Company; provided, however, that such vacation shall not accrue or accumulate from year to year;

                  (iv) the Company shall pay for or reimburse Lenig for all reasonable out-of-pocket expenses incurred by him in furtherance of the business activities of the Company which, but for the benefit of the Company, would not have been incurred by Lenig; and

                  (v) the Company shall pay to Lenig an automobile allowance of $600 per month, before withholding of any sort, if applicable, which amount shall be paid to Lenig no less frequently than monthly.

The parties acknowledge that Lenig shall have no right to receive any compensation except at the time, in the amounts and in the manner herein provided.

5. OBLIGATIONS OF THE COMPANY UPON DEATH OF LENIG. In the event of Lenig's death during the term of this Agreement, the Company shall:

         (a) make payment of any and all base salary and Bonus earned by Lenig through the date of his death and not theretofore paid;

         (b) make payment pursuant to Section 4(d)(iv) hereof of any and all expenses incurred by Lenig through the date of his death and not theretofore reimbursed;

         (c) notwithstanding any provision thereof, honor the exercise by the proper person or persons of any stock options vested at the date of Lenig's death or stock purchase agreements which Lenig was a party to by his heirs, successors-in-interest or legal representatives for a period equal to the lesser of (i) the then remaining term, without regard to any provision triggered by Lenig's death, of the stock options or stock purchase agreements or (ii) three years.




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The payments to be made under this Section 5 shall be made to Lenig's heirs or assigns under his will duly probated, or, in the event Lenig dies intestate, to the administrator duly appointed by any court having jurisdiction of Lenig's estate, or under the laws of descent and distribution.

6.       TERMINATION OF EMPLOYMENT.

         (a) At any time without cause the Company may terminate, upon 30 days prior written notice, the employment of Lenig at a date earlier than the expiration of the term hereof.

         (b) At any time the Company may terminate the employment of Lenig for cause, as defined in Section 4(c) hereof, upon notice from the Company to Lenig in accordance with the provision of such section.

         (c) At any time Lenig may terminate his employment, upon 60 days prior written notice, for good reason.

         (d)   The employment of Lenig shall also terminate upon:

         (i)   the death of Lenig;

         (ii) the voluntary resignation of Lenig other than for good reason (as defined below), in which event Lenig shall only be entitled to any and all base salary and Bonus earned by Lenig through the date of his resignation, plus all amounts payable pursuant to paragraph 4(d)(iv), and no other compensation shall be payable to Lenig after the date of such voluntary resignation pursuant to the terms of this Agreement except in accordance with paragraph 7 hereof.

         (e) For the purposes hereof, the phrase "for good reason" means any of the following: (a) the Company's material breach of this Agreement; (b) the assignment of Lenig without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility that his position, responsibilities, or duties at the Effective Date; or (c) the requirement by the Company that Lenig be based anywhere other than the Company's principal executive offices, in either case without Lenig's consent.

7. EFFECT OF TERMINATION BY THE COMPANY. In the event that the Company terminates the employment of Lenig pursuant to paragraph 6(a), or Lenig resigns pursuant to paragraph 6(c), prior to the expiration of the term hereof, the Company shall:

         (a) make payment of any and all base salary and Bonus earned by Lenig through the date of such termination and not theretofore paid;

         (b) continue to make base salary compensation payments for the remainder of the term hereof (including any extension pursuant to Section 2(b) hereof) at 100% of the most recent base salary rate in effect, payable in equal monthly installments and continue to allow Lenig to participate in any health, life and welfare benefit plans offered to employees of the Company on the same basis as if Lenig were still a full-time employee of the Company;



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         (c) notwithstanding any provision thereof, honor the exercise by Lenig, his heirs, successors-in-interest or legal representatives of any stock options or stock purchase agreements vested as of the date of the termination for a period equal to the lesser of (i) the then remaining term of the stock options or stock purchase agreements (without regard to any provision triggered by Lenig's termination) or (ii) three years.

         (d) make payment pursuant to paragraph 4(d)(iv) hereof of any and all expenses incurred by Lenig through the date of termination and not theretofore reimbursed;

         (e) make all payments pursuant to paragraph 8 hereof on the dates which such amounts are payable under such paragraph.

8.       COVENANT NOT TO COMPETE.

         (a) This covenant between Lenig and the Company is being executed and delivered by the parties in consideration of the covenants of the Company contained in this Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged.

         (b) Provided that the Company is in compliance with all of its obligations to Lenig under paragraph 7 hereof, Lenig agrees that during the period set forth in paragraph 7(b) above plus a period of 24 months or if Lenig's employment is terminated pursuant to paragraph 6(c) or 6(d)(ii), then for a period of 24 months following termination, neither Lenig nor any of his Affiliates (defined below) shall, directly or indirectly, for himself or on behalf of any other person, corporation, firm, partnership, association or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity) (i) engage or participate in any "competing business" (defined below) anywhere in the "restricted territories" (defined below); (ii) induce any customers of the Company or any of its subsidiaries to patronize any competing business; (iii) canvass, solicit or accept any similar business from any customer of the Company or any of its subsidiaries; or (iv) request or advise any customers of the Company or any of its subsidiaries to withdraw, curtail or cancel such customer's business with the Company or any of its subsidiaries; provided, however, that this Section 8(b) shall not prohibit Lenig and his Affiliates from purchasing or holding in the aggregate, equity interests of up to 2% in any business entity or person in competition, directly or indirectly, with the company or any of its subsidiaries.

         (c) The term "competing business" shall be defined to mean any business in competition with the business or businesses conducted or planned to be conducted pursuant to a written strategic plan by the Company or its subsidiaries upon the date of termination of this Agreement or Lenig's employment hereunder or in any manufacturing business, the products or services of which, at the date hereof or at any time during the term of this Agreement, are sold or licensed by or marketed by the Company or its subsidiaries in any state of the United States, any province of Canada or any foreign countries in which the Company or its subsidiaries regularly transact business on the date on which the employment period terminated. The term "restricted territories," shall be defined to mean any geographical area located anywhere in the world.




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         (d) The parties hereto recognize and agree that this Agreement is necessary and essential to protect the business conducted by the Company and that the area and duration of the covenants contained herein are in all aspects reasonable and necessary to protect the Company, and do not unduly oppress or restrict the occupational future of Lenig.

         (e) In addition to all other amounts payable to Lenig herein, the Company shall compensate Lenig during each of the final 24 months of the covenant not to compete contained herein at a per annum rate equal to 50% of the base salary rate in effect immediately prior to the termination of Lenig's employment, payable on a current basis in equal installments not less frequently than monthly. During such 24 month period, Lenig shall be entitled to participate in the health and life insurance plans offered to employees of the Company on the same basis as if Lenig were still a full time employee of the Company.

         (f) If any court determines that any provision of the covenant not to compete contained herein, or any part thereof is invalid or unenforceable, the remainder of such covenant not to compete shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If any court determines any provision of the covenant not to compete, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, the parties agree that such court shall have the power to reduce the duration or geographic scope of such provision, as the case may be, and the parties agree to request the court to exercise such power, and in its amended form, such provision shall be enforceable and shall be enforced.

         (g) If, pursuant to an action initiated by Lenig, a court has limited the scope of the non-compete as contemplated in paragraph (f) above, and following such limitation, Lenig engages in a competing business as originally defined, then the Company's obligation to continue to make payments or provide benefits to or to permit the exercise of stock options or stock purchase agreements by Lenig shall terminate.

         (h) for the purposes of this Agreement, the term "Affiliate" means any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, the person in question. "Affiliate" shall be deemed not to include any adult children of Lenig solely by virtue of their status as Lenig's children. The provisions of this paragraph 8 shall survive the termination of this Agreement.

9. CONFIDENTIAL INFORMATION. Lenig acknowledges and agrees that his employment by the Company under this Agreement necessarily involves his understanding of and access to certain trade secrets and confidential information pertaining to the business of the Company and its subsidiaries, and Lenig agrees that at all times after the date hereof, both during and following his employment with the Company, he will not disclose to any unauthorized third party any of the trade secrets or confidential information pertaining to the business of the Company and its subsidiaries, and will not remove or retain, without the express written consent of the board of directors of Company, except in the normal conduct of his duties under this Agreement, any figures, calculations, letters, papers, documents, instruments, drawings, designs, or copies thereof, or any other confidential information of any type or description; provided, however, that after reasonable measures have been taken to maintain confidentiality (such as the execution of confidentiality agreements) and after reasonable notice to the Company specifying the information involved and



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the manner and extent of the proposed disclosure thereof, any disclosure of such information may be made to the extent required by applicable law, regulation, or judicial or regulatory process. The provisions of this paragraph shall survive the termination of this Agreement.

10. INVENTIONS. Lenig agrees that any invention, improvements, developments or discoveries (whether or not patentable) that he may conceive, make or invent during the course of his services pursuant to this Agreement (whether individually or jointly with any person or persons) relating to or useful by the business of the Company and its subsidiaries shall be the sole, exclusive and absolute property of the Company and its subsidiaries as the case may be. Lenig will immediately disclose any such invention, improvement, development or discovery to the Company and will, at any time, at the Company's request and without additional compensation, execute and deliver patent papers covering such invention, improvement, developments or discoveries as well as any papers which may be considered necessary or helpful by the Company in the prosecution of applications for patents thereon or which may relate to any litigation or controversy in connection therewith. All expenses incident to the filing of such applications, the prosecution thereof, and the conduct of any such litigation shall be borne by Company. The provisions of this paragraph shall survive the termination of this Agreement.

11.      MISCELLANEOUS.

         (a) The undersigned parties to this Agreement warrant and represent that they have the power and authority to enter into this Agreement in the names, titles and capacities herein stated.

         (b) A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, or of any other term and condition of the Agreement.

         (c) This Agreement constitutes the entire agreement between the parties respecting the matters contained herein, and there are no representations, warranties, agreements or commitments between the parties hereto except as set forth herein. This Agreement may be amended only by an instrument in writing executed by the undersigned parties.

         (d) Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered or deposited in the United States mails, certified or registered mail, postage prepaid and addressed as follows:

If to Lenig:                    Larry E. Lenig, Jr.
                                131 Plantation
                                Houston, TX 77024

If to the Company:              Grant Geophysical, Inc.
                                16850 Park Row
                                Houston, TX 77084
                                Attn: Chairman of the Board

Either party may change by notice the address to which notices to it are to be addressed.



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         (e) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

                  Lenig may not assign, transfer or convey this Agreement. This Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by it, in whole but not in part, to and shall be binding upon and inure to the benefit of any "successor" of the Company but such assignment by the company shall not relieve it of any of its obligations hereunder. As used herein, the term "successor" shall mean only any person, firm, corporation or other business entity which at anytime by reorganization, merger, consolidation, transfer, divestiture or otherwise shall have acquired all or substantially all of the assets of the Company or to which the Company shall have transferred all of the assets of the Company or to which the Company shall have transferred all or substantially all of its assets. Any such successor shall be deemed to be substituted for all purposes as the "Company" hereunder.

         (g) If any provision of this Agreement, as applied to either party or to any circumstances, shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way effect any other provision of this Agreement or the validity or enforceability of this Agreement.

This Agreement supersedes all employment agreements presently in effect between the Company and Lenig, and the parties hereby terminate all such agreements, provided however, that the provisions of Section 3.1(b) and Section 3.2 of the Prior Agreement shall survive and become an obligation of Company to the extent, but only to the extent, that the Employer fails to pay Lenig the amount of $350,000 which the parties hereto agree has been earned by and is due and payable to Lenig pursuant to Section 3.2 of the Prior Agreement on or before December 31, 1997. In the event that Employer fails to make all of such payment, the Company shall promptly pay Lenig, upon notification by Lenig, of nonpayment by the Employer. To the extent that Company is required to and does pay Lenig all or any portion of the $350,000 pursuant to Section 3.2 of the Prior Agreement and to the extent that Company does not otherwise receive a credit for such payments against its obligations to make payments to the Employer pursuant to the Plan, Company shall be subrogated to Lenig's right to receive such amounts under Section 3.2 of the Prior Agreement from the Employer.

IN WITNESS WHEREOF, the parties have executed this Agreement as of October 1, 1997.


                                               GRANT GEOPHYSICAL, INC.


                                               By: /s/ Jon Pollock
                                                  ---------------------------


                                               /s/ Larry E. Lenig, Jr.
                                               ------------------------------
                                               Larry E. Lenig, Jr.




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